Item 77 Q(1)(e)

New or Amended Investment Advisory Contracts

Form of Investment Advisory Agreement between the Trust and ALPS Advisors, Inc. with respect to the Sprott Gold Miners ETF is incorporated herein by reference to Exhibit (d)(20) to Post-Effective Amendment No. 204 to Registrant’s Registration Statement filed June 30, 2014, accession number: 0001193125-14-253685.

Amendment to Investment Advisory Agreement between the Trust and ALPS Advisors, Inc. with respect to the Alerian MLP ETF is incorporated herein by reference to Exhibit (d)(21) to Post-Effective Amendment No. 204 to Registrant’s Registration Statement filed June 30, 2014, accession number: 0001193125-14-253685.

Form of Investment Advisory Agreement between the Trust and ALPS Advisors, Inc. with respect to the ALPS Stoxx Europe 600 ETF is incorporated herein by reference to Exhibit (d)(21) to Post-Effective Amendment No. 211 to Registrant’s Registration Statement filed on October 10, 2014, accession number: 0001193125-14-369240.